Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this amendment to Registration Statement No. 333- 249786 on Form S-1 of our report dated July 16, 2020, relating to the consolidated financial statements of Shift Technologies, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

San Francisco, California

November 20, 2020